UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 2, 2009, athenahealth, Inc. (the “Company”) entered into a Professional Services Agreement (the “PSA”) with International Business Machines Corporation (“IBM”). The PSA provides for business process outsourcing services in India and the Philippines in support of the Company’s client service operations. There are no material relationships among the Company and IBM, or between any of their respective affiliates, other than in respect of the PSA and related agreements.

The initial term of the PSA commenced on October 2, 2009, and will continue for 63 months thereafter (the “Initial Term”). Following the Initial Term, unless either the Company or IBM has given at least twelve months notice of its intent to terminate, the PSA shall automatically renew for additional two-year periods and shall continue until terminated pursuant to the terms of the PSA. Either party may elect to terminate the PSA for convenience by providing at least six months advance written notice of its election to terminate, which shall not be earlier than October 2, 2011, subject to a termination fee. The Company will pay IBM based on the volume of outsourcing services provided, subject to annual minimums.

The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2009, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

October 8, 2009	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP, General Counsel, and Secretary